Exhibit 1.1

6,500,000 Shares

DEPOMED, INC.

COMMON STOCK

(no par value)

UNDERWRITING AGREEMENT

Dated October 22, 2003

October 22, 2003

Thomas Weisel Partners LLC
CIBC World Markets Corp.
Punk, Ziegel & Company, L.P.
c/o Thomas Weisel Partners LLC
One Montgomery Street, Suite 3700
San Francisco, California  94104

Ladies and Gentlemen:

Introduction.  Depomed, Inc., a California corporation (the “Company”), proposes to issue and sell to the several underwriters named in Schedule A hereto (the “Underwriters”), an aggregate of 6,500,000 shares of the Common Stock, no par value, of the Company (the “Firm Shares”).

The Company also proposes to issue and sell to the several Underwriters not more than an additional 975,000 shares of its Common Stock, no par value (the “Additional Shares”), if and to the extent that you shall have determined to exercise, on behalf of the Underwriters, the right to purchase such shares of common stock granted to the Underwriters in Section 3 hereof.  The Firm Shares and the Additional Shares are hereinafter collectively referred to as the “Shares”.  The shares of Common Stock, no par value, of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the “Common Stock”.  Thomas Weisel Partners LLC, CIBC World Markets Corp. and Punk, Ziegel & Company, L.P. have agreed to act as representatives of the several Underwriters (in such capacity, the “Representatives) in connection with the offering and sale of the Shares.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (file no. 333-108973), including a prospectus (the “Base Prospectus”) and a prospectus supplement (the “Pre-effective Supplement”), relating to the Shares, and has filed with, or transmitted for filing to, or shall promptly hereafter file with or transmit for filing to, the Commission a final prospectus supplement (the “Prospectus Supplement”) specifically relating to the Shares in accordance with Rules 430A and 424(b) under the Securities Act of 1933, as amended (the “Securities Act”).  The term “Registration Statement” means such registration statement, as amended to the date of this Agreement, including the exhibits thereto and all documents incorporated or deemed to be incorporated by reference, as well as the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act.  In addition, if the Company has filed an abbreviated registration statement to register additional shares of Common Stock pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement.

All references in this Agreement to (i) the “Prospectus” shall mean the Base Prospectus together with the Pre-effective Supplement and the Prospectus Supplement, or any amendments or supplements to any of the foregoing, together with all documents incorporated or deemed to be incorporated by reference therein; (ii) the terms “supplement” and “amendment” or “amend” as used in this Agreement with respect to the Registration Statement or the Prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Act of 1934, as amended (the “Exchange Act”), that are deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be; and (iii) the Registration Statement, the Rule 462 Registration Statement, the Base Prospectus, the Pre-effective Supplement and the Prospectus Supplement, or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements, notes and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be.

1.                                       Representations and Warranties of the Company.  The Company represents and warrants to and agrees with each of the Underwriters that:

1.1.                              Effective Registration Statement.  The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the knowledge of the Company, threatened by the Commission.

1.2                                 Form S-3.  The Company met, at the time it filed the Registration Statement with the Commission, and at all times from such date through the Closing Date or Option Closing Date, as the case may be, has met, the requirements for use of Form S-3 under the Securities Act.

1.3                                 Contents of Registration Statement and Prospectus.  (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act, the Exchange Act and the applicable rules and regulations of the Commission thereunder, (iii) the Registration Statement meets the requirements set forth in Rule 415(a)(1)(x) under the Securities Act, and (iv) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

1.4                                 Financial Statements.  The financial statements of the Company, together with related notes and schedules, included in the Registration Statement and the Prospectus (as restated prior to the date of this Agreement, the “Financial Statements”) comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto.  The Financial Statements have been prepared in accordance with United States generally accepted accounting principles consistently applied for the periods presented and fairly present the financial position of the Company at and as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end adjustments).  The summary financial information included in the Registration Statement and Prospectus presents fairly the information shown therein and such information has been compiled on a basis consistent with the financial statements presented therein and the books and records of the Company.

1.5                                 Taxes.  The Company and its subsidiaries have filed all Federal, State, local and foreign income tax returns which have been required to be filed and have paid all taxes indicated by such returns and all assessments received by them or any of them to the extent that such taxes have become due.  All tax liabilities have been adequately provided for in the financial statements of the Company.

1.6                                 Exchange Act Compliance.  The documents incorporated or deemed to be incorporated by reference in the Registration Statement and Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Exchange Act, and, when read together with the other information in the Prospectus, at the time the Registration Statement and any amendments thereto become effective through and including the Closing Date and the Option Closing Date, as the case may be, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

1.7                                 Due Incorporation.  The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

1.8                                 Subsidiaries.  Each subsidiary of the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.  Except as disclosed in the Prospectus, all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly by the Company, free and clear of all liens, encumbrances, equities or claims.

1.9                                 Underwriting Agreement.  This Agreement has been duly authorized, executed and delivered by the Company, and is a valid and binding agreement of the Company, enforceable in accordance with its terms, except as rights to indemnification hereunder may be limited by applicable law and except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

1.10.                        Capitalization.  The information set forth under the caption “Capitalization” in the Prospectus is true and correct in all material respects.  All of the Shares conform to the description thereof contained in the Registration Statement and the Prospectus.  The form of certificates for the Shares conforms to the corporate law of the jurisdiction of the Company’s incorporation.

1.11.                        Authorized Stock.  The shares of Common Stock outstanding prior to the issuance of the Shares to be sold by the Company have been duly authorized and are validly issued, fully paid and non-assessable.

1.12.                        Validly Issued Shares.  The Shares to be sold by the Company have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights.

1.13.                        No Conflict.  The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene any provision of applicable law or the articles of incorporation or bylaws of the Company or any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company or its subsidiaries, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares.

1.14.                        No Material Adverse Change.   Since the respective dates as of which information is given in the Registration Statement, (a) there has not been any material adverse change or any development involving a prospective material adverse change in or materially and adversely affecting the earnings, business, management, properties, assets, rights, operations, financial condition or prospects of the Company or its subsidiaries, whether or not occurring in the ordinary course of business, (b) there has not been any material transaction entered into or any material transaction that is probable of being entered into by the Company or its subsidiaries, other than transactions in the ordinary course of business and changes and transactions described in the Registration Statement, (c) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends, and (d) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company and its subsidiaries, except in each case as described in the Prospectus.  Neither the Company, nor its subsidiaries, has any material contingent obligations which are not disclosed in the Registration Statement.

1.15.                        Legal Proceedings; Exhibits.

(a)          There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or any statutes, regulations, contracts or other documents that are required to be described or incorporated by reference in the Registration Statement or the Prospectus or to be filed or incorporated by reference as exhibits to the Registration Statement that are not described or filed or incorporated as required.

(b)         There are no agreements or other documents, intellectual property rights, patents or patent applications owned or licensed by, or licenses of patents or patent applications held by, the Company or its subsidiaries of a character required to be filed as an exhibit to the Registration Statement, to the Company’s annual report on Form 10-K for fiscal 2002 or to the Company’s quarterly reports on Form 10-Q for the first two fiscal quarters of 2003, or required to be described in the Registration Statement or Prospectus or in such Form 10-K or Forms 10-Q that are not so filed or described.

1.16.                        Not an Investment Company.  The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus, will not be an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

1.17.                        Material Agreements.  Except as set forth in reports on Forms 10-K, 10-Q or 8-K filed with the Commission on or prior to the date hereof, the Company is not a party to any written or oral contract, instrument, agreement, commitment, obligation, plan or arrangement, a copy of which would be required to be filed as an exhibit to such report (each, a “Material Agreement”).  The Company has timely observed and performed all material obligations required to be observed and performed by it under each such Material Agreement, has never received any notice alleging or asserting a violation or breach thereof or default thereunder and, to the Company’s knowledge, is not in breach of or default under any Material Agreement now in effect, the result of which could reasonably be expected to cause, individually or in the aggregate, a material adverse effect on the Company and its subsidiaries, taken as a whole.

1.18.                        Transactions with Affiliates.  Except as set forth in reports on Forms 10-K, 10-Q or 8-K filed with the Commission on or prior to the date hereof, there are (i) no loans, leases, agreements, contracts, royalty agreements, management contracts or arrangements or other continuing transactions with aggregate obligations of any party exceeding $25,000 between (a) the Company or any of its customers or suppliers, on the one hand, and (b) on the other hand, any officer, employee, consultant or director of the Company, or any person who would be covered by Item 404(a) of Regulation S-K, or any company or other entity controlled by any such officer, employee, consultant, director or person (collectively, “Covered Persons”), and (ii) no transactions or contemplated transactions with any Covered Persons that would be required to be disclosed pursuant to Item 404 of Regulation S-K.

1.19.                        Compliance with Laws.

(a)           The Company is in compliance in all material respects with all Applicable Laws.  For purposes of this Agreement, “Applicable Laws” includes, without limitation, any and all applicable foreign, federal, state and local laws and regulations relating to health care, the health care industry and the provision of health care services, third party reimbursement (including Medicare and Medicaid), public health and safety (including without limitation the Federal Food, Drug and Cosmetics Act, the Controlled Substances Act and the Comprehensive Drug Abuse Prevention and Control Act of 1970 and any other similar act or law to which the Company is subject and the rules and regulations promulgated by the United States Food and Drug Administration (the “FDA”), the United States Drug Enforcement Administration and similar authorities in any U.S. or non-U.S. jurisdiction with jurisdiction over the Company), the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”) and wrongful death and medical malpractice.  The Company has not received any notice of, nor does the Company have any knowledge of, any violation (or of any investigation, inspection, audit or other proceeding by any Governmental Authority involving allegations of any violation) of any Applicable Law involving or related to the Company which has not been dismissed or otherwise disposed of.  The Company has not received notice and otherwise has no knowledge that the Company is charged with, threatened with or under investigation with respect to, any violation of any Applicable Law, and the Company has no knowledge of any proposed change in any Applicable Law that would, individually or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.  The Company has not received any opinion or memorandum or legal advice from legal counsel to the effect that it is exposed, from a legal standpoint, to any liability, including, without limitation, any liability under any of the Material Agreements or any Environmental Laws, which may be material to its business, prospects, financial condition, operations, property or affairs or that would, individually or in the aggregate, have a material adverse effect on the

Company and its subsidiaries, taken as a whole.  There is no existing law, rule, regulation or order, and the Company is not aware of any proposed law, rule, regulation or order, whether federal, state, county or local, which would prohibit the Company from, or otherwise materially adversely affect the Company in conducting its business in any jurisdiction in which it proposes to conduct business.

(b)          The Company has, and, to the Company’s knowledge, all professional employees or agents of the Company who are performing health care or health care related functions on behalf of the Company have, all licenses, franchises, permits, accreditations, provider numbers, authorizations, including certificates of need, consents or orders of, or filings with, or other approvals from all Governmental Authorities (“Approvals”) necessary for the conduct of, or relating to the operation of, the business of the Company and the occupancy and operation, for its present uses, of the real and personal property which the Company owns or leases.  Neither the Company nor, to the Company’s knowledge, its professional employees or agents (acting in such capacities) is in violation of any such Approval in any material respect or any terms or conditions thereof.  All such Approvals are in full force and effect, have been issued to and fully paid for by the holder thereof and no notice or warning from any governmental authority with respect to the suspension, revocation or termination of any Approval has been, to the knowledge of the Company, threatened or issued or given to the Company.  No such Approvals will in any way be affected by, terminate or lapse by reason of the consummation of all or any portion of the transactions contemplated by this Agreement.

1.20.                        No Environmental Costs.  There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, individually or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

1.21.                        No Registration Rights.  There are no contracts, agreements or understandings between the Company or its subsidiaries and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company (“Company Registration Rights Agreements”), other than such Company Registration Rights Agreements as have been filed by the Company with the Commission.  No Company Registration Rights Agreement requires the Company to include securities of the Company with the Shares registered pursuant to the Registration Statement other than as have been waived in writing in connection with the offering contemplated hereby or which the Company reasonably believes are not applicable to the offering contemplated hereby.

1.22.                        Cuban Business Statute.  The Company has complied with all provisions of Section 517.075, Florida Statutes relating to doing business with the Government of Cuba or with any person or affiliate located in Cuba.

1.23.                        Good Title to Properties.  The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries.

1.24.                        Intellectual Property Rights and Licenses.

(a)  Definitions.  As used herein, the term “Company Intellectual Property” means all intellectual property rights owned or licensed by the Company and its subsidiaries currently employed by them in connection with the business now operated by them and as currently anticipated to be conducted in the future by them as described in the Prospectus, arising from or associated with, and includes all of the following, whether protected, created or arising under the laws of the United States or any other jurisdiction:  (i) trade names, trademarks and service marks (registered and unregistered), domain names and other Internet addresses or identifiers, trade dress and similar rights and applications (including intent to use applications) to register any of the foregoing (collectively, “Marks”); (ii) patents and patent applications, including continuation, divisional, continuation-in-part, reexamination and reissue patent applications and any patents issuing therefrom, and rights in respect of utility models or industrial designs (collectively, “Patents”); (iii) copyrights and registrations and applications therefor (collectively, “Copyrights”); (iv) non-public know-how, inventions, discoveries, improvements, concepts, ideas, methods, processes, designs, plans, schematics, drawings, formulae, technical data, specifications, research and development information, technology and product roadmaps, data bases and other proprietary or confidential information, including customer lists, but excluding any Copyrights or Patents that may cover or protect any of the foregoing (collectively, “Trade Secrets”); and (v) any other proprietary, intellectual or industrial property rights of any kind or nature that do not comprise or are not protected by Marks, Patents, Copyrights, or Trade Secrets.

(b)  Actions to Protect Intellectual Property.  The Company and its subsidiaries have taken all reasonable steps to protect their rights in the Company Intellectual Property and maintain the confidentiality of all of the Trade Secrets of the Company.  Without limiting the foregoing, the Company and its subsidiaries has and enforces a policy requiring each of their respective employees (other than non-technical employees who have not contributed in any way to the development or creation of any Company Intellectual Property), consultants and contractors to enter into proprietary information, confidentiality and assignment agreements, and all current and former employees (other than non-technical employees who have not contributed in any way to the development or creation of any Company Intellectual Property), consultants and contractors of the Company and its subsidiaries have executed such an agreement.  The Company has not disclosed, and is not under any contractual or other obligation to disclose, to another Person any of its Trade Secrets, except pursuant to an enforceable confidentiality agreement or undertaking, and, to the knowledge of the Company, no Person has materially breached any such agreement or undertaking.

(c)  Adverse Ownership Claims.  The Company owns exclusively all right, title and interest in and to all of the Company Intellectual Property free and clear of any and all liens, encumbrances or other adverse ownership claims (other than licenses granted by the Company that are filed as exhibits to the Company’s Form 10-K for the fiscal year ended 2002, or licenses granted by the Company or its subsidiaries in the ordinary course of business that are not material to the operation of the Company’s business as currently conducted), and the Company has not received any notice or claim challenging the Company’s ownership of the Company Intellectual Property or suggesting that any other person has any claim of legal or beneficial ownership with respect thereto, nor to the knowledge of the Company is there a reasonable basis for any claim that the Company does not so own or license any of such Company Intellectual Property.

(d)  Validity and Enforceability.  To the Company’s knowledge, the Company Intellectual Property is valid, enforceable, and subsisting.  The Company has not received any notice or claim challenging or questioning the validity or enforceability of any of the Company Intellectual Property or indicating an intention on the part of any person to bring a claim that any of the Company Intellectual Property is invalid or unenforceable or has been misused, and, with respect to the Patents contained within the Company Intellectual Property, to the Company’s knowledge, the Company has disclosed relevant prior art in the prosecution of its Patents in accordance with its obligations pursuant to 37 CFR 1.56.

(e)  Status and Maintenance of Company Intellectual Property and Trade Secrets.  To the Company’s knowledge, the Company has not taken any action or failed to take any action (including the manner in which it has conducted its business, or used or enforced, or failed to use or enforce, any of the Company Intellectual Property) that would result in the abandonment, cancellation, forfeiture, relinquishment, invalidation or unenforceability of any of the Company Intellectual Property or in any of the Trade Secrets not remaining proprietary to the Company.  In addition, all Company Intellectual Property that has been registered or filed, to the Company’s knowledge, has been registered or filed in accordance with all applicable legal requirements (including, in the case of the Company’s Marks, the timely post-registration filing of affidavits of use and incontestability and renewal applications).  To the Company’s knowledge, the Company has timely paid all filing, examination, issuance, post registration and maintenance fees, annuities and the like associated with or required with respect to any of the Company Intellectual Property.  The Company hereby covenants and agrees that it shall not, prior to the Closing Date, sell, assign, transfer, license, abandon, let lapse, disclose, misuse, misappropriate, diminish, destroy or otherwise dispose of or encumber the Company Intellectual Property in any manner.

(f)  Sufficiency of the Company Intellectual Property.  To the Company’s knowledge, the Company Intellectual Property constitutes all the material intellectual property rights necessary for the conduct of the Company’s business as it is currently conducted and as currently anticipated to be conducted in the future by the Company as described in the Prospectus; provided, however, that the Company makes no representation or warranty with respect to the impact on the Company’s Gabapentin GR product candidate of the litigation among Pfizer Inc. and companies seeking to market formulations of gabapentin to the extent described in the Prospectus under “Risk Factors - We may be unable to protect our intellectual property and may be liable for infringing the intellectual property of others.”

(g)  No Infringement by the Company or Third Parties; No Violations.  To the Company’s knowledge, none of the products, processes, services, or other technology or materials, or any Company Intellectual Property developed, used, leased, licensed, sold, imported or otherwise distributed or disposed of, or otherwise commercially exploited by or for the Company or any other activities or operations of the Company infringes upon, misappropriates, violates, dilutes or constitutes the unauthorized use of, any intellectual property of any third party, and neither the Company nor any of its subsidiaries has received any notice or claim asserting or suggesting that any such infringement, misappropriation, violation, dilution or unauthorized use is or may be occurring or has or may have occurred, nor, to the knowledge of the Company, is there any reasonable basis therefor.  No Company Intellectual Property is subject to any outstanding order, judgment, decree, or stipulation restricting the use thereof by the Company or, in the case of any Company Intellectual Property licensed to others, restricting the sale, transfer, assignment or licensing thereof by the Company to any Person.  To the Company’s knowledge, no third party is misappropriating, infringing, diluting or violating in any material respect any Company Intellectual Property.  To the Company’s knowledge, no product, technology, service or publication of the Company violates any law or regulation.

(h)  Restrictions on Employees.  To the knowledge of the Company, no employee or independent contractor of the Company is obligated under any agreement or subject to any judgment, decree or order of any court or administrative agency, or any other restriction that would or may materially interfere with such employee or contractor carrying out his or her duties for the Company or that would materially conflict with the Company’s business as presently conducted and proposed to be conducted.

1.25.                        Governmental Regulations.

(a)  The clinical trials and the human and animal studies conducted by or on behalf of the Company or in which the Company has participated were and, if still pending, are being conducted in accordance with standard medical and scientific research procedures and any applicable rules, regulations and policies of the FDA.

(b)  The Company has operated and currently is in compliance in all material respects with all applicable rules, regulations and policies of the FDA.

(c)  Except as described in the Registration Statement and the Prospectus, the Company is not required to file or obtain any registration, application, license, request for exemption, permit or other regulatory authorization with the FDA in order to conduct its business as described in the Registration Statement and Prospectus.

(d)  The Company and its subsidiaries possess, and is operating in compliance in all material respects with, all certificates, authorizations, permits, licenses, consents, franchises and grants issued by the appropriate federal, state or foreign regulatory authorities, including the Regulators, necessary to conduct their respective business, and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization, permit, license, consent, franchise or grant which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the Company.

(e)          The Company has not received notification of the violation of any applicable statute, rule, regulation or order administered or issued by the FDA.  To the knowledge of the Company, none of the Company’s collaborative partners have received any such notification from the FDA or equivalent foreign regulatory agency in connection with the subject matter of any collaboration between the Company and any such collaborative partner.

1.26.  No Labor Disputes.  No material labor dispute with the employees of the Company or any of its subsidiaries exists, or, to the knowledge of the Company, is imminent; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that could have a material adverse effect on the Company and its subsidiaries, taken as a whole.

1.27.  Insurance.  The Company and its subsidiaries are insured by the insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

1.28.  Accounting Controls.  The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance (a) that transactions are executed in accordance with management’s general or specific authorizations; (b) that transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (c) regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company’s and its subsidiaries assets that could have a material effect on the Company’s financial statements; (d) that pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company and its subsidiaries; and (e) that the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

1.29.  Listing of Common Stock.  The Common Stock (including the Shares) is registered pursuant to Section 12(g) of the Exchange Act and is listed on the American Stock Exchange, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the American Stock Exchange, nor has the Company received any notification that the Commission, the National Association of Securities Dealers, Inc. (the “NASD”) or the American Stock Exchange (except as set forth in the Prospectus under “Risk Factors - If we cannot meet the American Stock Exchange’s requirements for continued listing, the American Stock Exchange may delist our common stock, which would negatively impact the price of our common stock and our ability to sell our common stock”) is contemplating terminating such registration or listing.  The Shares have been approved for listing on the American Stock Exchange, subject only to official notice of issuance.

1.30.  Sarbanes-Oxley Act.  There is not currently and has not in the past been a failure on the part of the Company and any of its respective directors or officers, in their capacities as such, to comply with any provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Sections 302, 402 and 906.

2.                                       Purchase and Sale Agreements.

2.1.                              Firm Shares.  The Company hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company at $5.17 a share (the “Purchase Price”) the number of Firm Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the number of Firm Shares to be sold by the Company as the number of Firm Shares set forth in Schedule A hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

2.2.                              Additional Shares.  On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the Underwriters the Additional Shares, and the Underwriters shall have a one-time right to purchase, severally and not jointly, up to 975,000 Additional Shares at the Purchase Price.  If you, on behalf of the Underwriters, elect to exercise such option, you shall so notify the Company in writing not later than thirty (30) days after the date of this Agreement, which notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such shares are to be purchased.  Such date may be the same as the Closing Date (as defined below) but not earlier than the Closing Date nor later than ten (10) business days after the date of such notice.  Additional Shares may be purchased as provided in Section 3 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares.  If any Additional Shares are to be purchased, each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the total number of Additional Shares to be purchased as the number of Firm Shares set forth in Schedule A hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

2.3.                              Market Standoff Provision.  The Company hereby agrees that, without the prior written consent of Thomas Weisel Partners, it will not, during the period ending 90 days after the date of the Prospectus, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise.  The foregoing sentence shall not apply to (A) the Shares to be sold hereunder or (B) the issuance by the Company of shares of Common Stock upon the exercise of options or warrants or the conversion of a security outstanding on the date hereof and which is described in the Prospectus.

2.4.                              Terms of Public Offering.  The Company is advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable.  The Company is further advised by you that the Shares are to be offered to the public initially at $5.50 a share (the “Public Offering Price”) and to certain dealers selected by you at a price that represents a concession not in excess of $0.198 a share under the Public Offering Price, and that any Underwriter may allow, and such dealers may reallow, a concession, not in excess of $0.10 a share, to any Underwriter or to certain other dealers.

3.                                       Payment and Delivery.

3.1.                              Firm Shares.  Payment for the Firm Shares to be sold by the Company shall be made to the Company in immediately available funds against delivery of such Firm Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on October 28, 2003, or such other time and date as you and the Company may agree upon in writing.  The time and date of such payment are hereinafter referred to as the “Closing Date”.

3.2.                              Additional Shares.  Payment for any Additional Shares shall be made to the Company in immediately available funds in New York City against delivery of such Additional Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on the date specified in the notice described in Section 2.2 or at such other time on the same or on such other date, in any event not later than November 25, 2003, as shall be designated in writing by you.  The time and date of such payment are hereinafter referred to as the “Option Closing Date”.

3.3.                              Delivery of Certificates.  Certificates for the Firm Shares and Additional Shares shall be in definitive form and registered in such names and in such denominations as you shall request in writing not later than one (1) full business day prior to the Closing Date or the Option Closing Date, as the case may be.  The certificates evidencing the Firm Shares and Additional Shares shall be delivered to you on the Closing Date or the Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the Purchase Price therefor.  If the Underwriters so elect, delivery of the Firm Shares and Additional Shares may be made by credit through full fast transfer to the accounts at the Depository Trust Company designated by Thomas Weisel Partners, LLC.

4.                                       Covenants of the Company.   In further consideration of the agreements of the Underwriters herein contained, the Company covenants with each Underwriter as follows:

4.1.                              Furnish Copies of Registration Statement and Prospectus.  To furnish to you, without charge, four (4) signed copies of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 4.3 below, as many copies of the Prospectus and any supplements and amendments thereto (including any documents incorporated or deemed incorporated by reference therein or to the Registration Statement as you may reasonably request.

4.2.                              Notification of Amendments or Supplements.  Before amending or supplementing the Registration Statement or the Prospectus (including any amendment or supplement through incorporation by reference of any report filed under the Exchange Act), to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such rule.

4.3.                              Filings of Amendments or Supplements.  If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer (the “Prospectus Delivery Period”), any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the reasonable opinion of counsel for the Underwriters,  it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

4.4.                              Blue Sky Laws.  To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request.

4.5.                              Earnings Statement.  To make generally available to its securityholders and to you as soon as practicable, but in any event not later than eighteen (18) months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Securities Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the rules and regulations thereunder (including, at the option of the Company, Rule 158).

4.6.                              Use of Proceeds.  The Company shall apply the net proceeds from the sale of the Shares sold by it in the manner described under the caption “Use of Proceeds” in the Prospectus.

4.7.                              Transfer Agent.  The Company shall engage and maintain, at its expense, a registrar and transfer agent for the Common Stock.

4.8.                              Periodic Reporting Obligations.  During the Prospectus Delivery Period, the Company shall file, on a timely basis, with the Commission and the American Stock Exchange all reports and documents required to be filed under the Exchange Act.

4.9.                              Exchange Act Compliance.  During the Prospectus Delivery Period, the Company will file all documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the Exchange Age in the manner and within the time periods required by the Exchange Act.

5.                                       Conditions to the Underwriters’ Obligations.   The obligations of the Company to sell the Shares to the several Underwriters and the several obligations of the Underwriters to purchase and pay for the Shares on the Closing Date are subject to the following conditions:

5.1.                              Effective Registration Statement.  The Registration Statement shall have been declared effective by the Commission.

5.2.                              Rule 462 Registration Statement.  If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462 Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 P.M., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462 Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Securities Act.

5.3.                              Prospectus Filed with Commission.  The Company shall have filed the Prospectus with the Commission (including the information required by Rule 430A under the Securities Act) in the manner and within the time period required by Rule 424(b) under the Securities Act; or the Company shall have filed a post-effective amendment to the Registration Statement containing the information required by such Rule 430A, and such post-effective amendment shall have become effective.

5.4.                              No Stop Order.  No stop order suspending the effectiveness of the Registration Statement, any Rule 462 Registration Statement, or any post-effective amendment to the Registration Statement, shall be in effect and no proceedings for such purpose shall have been instituted or threatened by the Commission.

5.5.                              No NASD Objection.  The NASD shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.

5.6.                              No Material Adverse Change.  There shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

5.7.                              Officer’s Certificate.  The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by the Chief Executive Officer or President of the Company, to the effect set forth in Sections 5.4 and 5.6 above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

5.8.                              Opinion of Company Counsel.  The Underwriters shall have received on the Closing Date an opinion of Heller Ehrman White & McAuliffe LLP, counsel for the Company, dated the Closing Date, covering the matters referred to in Exhibit A.  The opinion shall be rendered to the Underwriters at the request of the Company and shall so state therein.  In addition, Heller Ehrman White & McAuliffe LLP shall deliver a final draft of the opinion to the Underwriters on the date hereof.

5.9.                              Opinion of DDL Counsel.  The Underwriters shall have received on the Closing Date an opinion of Conyers Dill & Pearman, counsel for Depomed Development Ltd. (“DDL”), dated the Closing Date, covering the matters referred to in Exhibit B.  The opinion shall be rendered to the Underwriters at the request of DDL and shall so state therein.  In addition, Conyers Dill & Pearman shall deliver a final draft of the opinion to the Underwriters on the date hereof.

5.10                           Opinion of Underwriters Counsel.  The Underwriters shall have received on the Closing Date an opinion of Morrison & Foerster LLP, counsel for the Underwriters, dated the Closing Date, covering the matters referred to in Exhibit A, paragraphs 4, 5 and 8 (but only as to the statements in the Prospectus under “Underwriting”) and the last paragraph on Exhibit A.  With respect such paragraph, such counsel may state that their opinion and belief are based upon their participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification, except as specified.

5.11                           Accountant’s Comfort Letter.  The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from Ernst & Young LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

5.12                           Lock-Up Agreements.  The “lock-up” agreements, each substantially in the form of Exhibit C hereto, between you and certain shareholders, officers and directors of the Company, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.

5.13                           Listing.  The Shares shall have been listed and admitted and authorized for trading on the American Stock Exchange, and satisfactory evidence of such actions shall have been provided to the Underwriters.

5.14                           Additional Documents.  On the Closing Date, the Representatives and counsel for the Underwriters shall have received such information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Shares as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the satisfaction of each of the above conditions on or prior to the Option Closing Date and to the delivery to you on the Option Closing Date of such documents as you may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Shares and other matters related to the issuance of the Additional Shares.

6.                                       Expenses.  Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus supplement, the Prospectus and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or legal investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as contemplated by Section 4.4 hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or legal investment memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by the NASD, (v) all costs and expenses incident to listing the Shares on the American Stock Exchange, (vi) the cost of printing certificates representing the Shares, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, (ix) all expenses in connection with any offer and sale of the Shares outside of the United States, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with offers and sales outside of the United States, and (x) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section.  It is understood, however, that except as provided in this Section, Section 7 entitled “Indemnity and Contribution” and Section 11 entitled “Reimbursement of Underwriters’ Expenses”, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel and any advertising expenses connected with any offers they may make.

7.                                       Indemnity and Contribution.

7.1.                              Indemnification of the Underwriters.  The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by a breach or an alleged breach of a Company Registration Rights Agreement by the Company, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus supplement or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except (i) insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein and (ii) that with respect to any preliminary prospectus supplement, the foregoing indemnity agreement shall not inure to the benefit of any Underwriter from whom the person asserting any loss, claim, damage or liability purchased Shares, or any person controlling such Underwriter, if copies of the Prospectus were timely delivered to the Underwriter pursuant to Section 4.1 and a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage, liability or expense unless such failure is the result of noncompliance by the Company with Section 4.1 hereof.

7.2.                              Indemnification by the Underwriters.  Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus supplement or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus supplement, the Prospectus or any amendments or supplements thereto.

7.3.                              Indemnification Procedures.  In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Section 7, such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding.  In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.  It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred.  In the case of any such separate firm for the Underwriters and such control persons of any Underwriters, such firm shall be designated in writing by Thomas Weisel Partners.  In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company.  The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

7.4.                              Contribution Agreement.  To the extent the indemnification provided for in this Section 7 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 7.7(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 7.7(i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.  The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares.  The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.

7.5.                              Contribution Amounts.  The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 7.4.  The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

7.6.                              Survival of Provisions.  The indemnity and contribution provisions contained in this Section 7 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, or the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

8.                                       Effectiveness.  This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

9.                                       Termination.  This Agreement shall be subject to termination by notice given by you to the Company, if (a) after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York, Delaware or California shall have been declared by either federal or New York, Delaware or California state authorities or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse, (v) in the reasonable judgment of the Representatives, there shall have occurred any material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business, operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, taken as a whole, (vi) there shall be any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement or (vii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, and (b) in the case of any of the events specified in clauses 9(a)(i) through 9(a)(vii), such event, individually or together with any other such event, makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

10.                                 Defaulting Underwriters.  If, on the Closing Date or the Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule A bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 10 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter.  If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased, and arrangements satisfactory to you and the Company for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company.  In any such case either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven (7) days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected.  If, on the Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase Additional Shares or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default.  Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

11.                                 Reimbursement of Underwriters’ Expenses.  If this Agreement shall be terminated by the Underwriters, or any of them, pursuant to Sections 9(a)(ii), 9(a)(v) or 9(a)(vi) (except, in the case of Section 9(a)(vi), where the Company’s failure to satisfy such conditions is due to the default or omission of any Underwriter or to one or more of the events described in Sections 9(a)(i), 9(a)(iii) or 9(a)(iv)), the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

12.                                 Counterparts.  This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

13.                                 Headings; Table of Contents.  The headings of the sections of this Agreement and the table of contents have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

14.                                 Notices.  All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

If to the Representatives:

Thomas Weisel Partners LLC
One Montgomery Street, Suite 3700
San Francisco, California 94104
Facsimile:  (415) 364-2694
Attention:  James P. Scopa

with a copy to:

Thomas Weisel Partners LLC
One Montgomery Street, Suite 3700
San Francisco, California 94104
Facsimile:  (415) 364-2694
Attention:  David A. Baylor, Esq.

If to the Company:

Depomed, Inc.
1360 O’Brien Drive
Menlo Park, California 94025
Facsimile:  (650) 462-9991
Attention:  Chief Executive Officer

with a copy to:

Heller Ehrman White & McAuliffe LLP
4350 La Jolla Village Drive, 7th Floor
San Diego, CA 92122-1246
Facsimile:  (858) 587-5930
Attention:  Stephen C. Ferruolo

Any party hereto may change the address for receipt of communications by giving written notice to the others.

15.                                 Successors.  This Agreement will inure to the benefit of and be binding upon the parties hereto, including any substitute Underwriters pursuant to Section 10 hereof, and to the benefit of the officers and directors and controlling persons referred to in Section 7, and in each case their respective successors, and no other person will have any right or obligation hereunder.  The term “successors” shall not include any purchaser of the Shares as such from any of the Underwriters merely by reason of such purchase.

16.                                 Partial Unenforceability.  The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof.  If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

17.                                 Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE.

18.                                 Consent to Jurisdiction.  Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the federal courts of the United States of America located in the City and County of San Francisco or the courts of the State of California in each case located in the City and County of San Francisco (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding.  Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court.  The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

19.                                 Waiver of Immunity.  With respect to any Related Proceeding, each party irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled in the Specified Courts, and with respect to any Related Judgment, each party waives any such immunity in the Specified Courts or any other court of competent jurisdiction, and will not raise or claim or cause to be pleaded any such immunity at or in respect of any such Related Proceeding or Related Judgment, including, without limitation, any immunity pursuant to the United States Foreign Sovereign Immunities Act of 1976, as amended.

20.                                 Entire Agreement.  This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof.

21.                                 Amendments.  This Agreement may only be amended or modified in writing, signed by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit.

22.                                 Sophisticated Parties.  Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification and contribution provisions of Section 7, and is fully informed regarding said provisions.  Each of the parties hereto further acknowledges that the provisions of Section 7 hereto fairly allocate the risks in light of the ability of the parties to investigate the Company, its affairs and its business in order to assure that adequate disclosure has been made in the Registration Statement, any preliminary prospectus supplement and the Prospectus (and any amendments and supplements thereto), as required by the Securities Act and the Exchange Act.

[Signature page follows]

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,

DEPOMED, INC

By:

/s/ John F. Hamilton

Name:  John F. Hamilton

Title:  Vice President and Chief Financial Officer

Accepted as of the date hereof

Thomas Weisel Partners LLC
CIBC World Markets Corp.
Punk, Ziegel & Company, L.P.

Acting severally on behalf
of themselves and the
several Underwriters named
in Schedule A hereto.

By:

Thomas Weisel Partners LLC

By:

/s/ James P. Scopa

Name:  James P. Scopa

Title:  Partner

SCHEDULE A

Underwriter	Number of Firm Shares To Be Purchased

Thomas Weisel Partners LLC

3,250,000

CIBC World Markets Corp.

2,275,000

Punk, Ziegel & Company, L.P.

975,000

Total

6,500,000

EXHIBIT C

FORM OF LOCK-UP AGREEMENT

Thomas Weisel Partners LLC CIBC World Markets Corp.
c/o	Thomas Weisel Partners LLC
One Montgomery Street, Suite 3700
San Francisco, California 94104

DepoMed, Inc.
1360 O’Brien Drive
Menlo Park, California 94025

September 25, 2003

Re:                             Lock-Up Agreement (the “Agreement”)

Ladies and Gentlemen:

The undersigned is an owner of record or beneficially of certain shares of common stock, no par value (the “Common Stock”), of DepoMed, Inc., a California corporation (the “Company”).  The undersigned understands that you, as representatives (the “Representatives”), propose to enter into an Underwriting Agreement on behalf of the several Underwriters named in Schedule A to such agreement (collectively, the “Underwriters”), with the Company providing for a public offering of the Common Stock of the Company pursuant to a Registration Statement on Form S-3 to be filed with the Securities and Exchange Commission (the “Public Offering”).  The undersigned recognizes that the Public Offering will be of benefit to the undersigned and will benefit the Company by, among other things, raising additional capital for its operations.  The undersigned acknowledges that you and the other Underwriters are relying on the representations and agreements of the undersigned contained in this letter in carrying out the Public Offering and in entering into underwriting arrangements with the Company with respect to the Public Offering.

To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of Thomas Weisel Partners LLP (which consent may be withheld in its sole discretion), it will not, during the period commencing on the date hereof and ending 90 days after the date of the final prospectus relating to the Public Offering (the “Prospectus”), (1) offer, pledge, sell, contract to sell (including any short sales), sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise.  In addition, the undersigned agrees that, without the prior written consent of Thomas Weisel Partners (which consent may be withheld in its sole discretion), it will not, during the period commencing on the date hereof and ending 90 days after the date of the Prospectus, make any demand for or exercise any right with respect to, the

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registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock.

The foregoing restrictions are expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or reasonably expected to lead to or result in a sale or disposition of the Common Stock even if such Common Stock would be disposed of by someone other than the undersigned.  Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put option or put equivalent position or call option or call equivalent position) with respect to any of the Common Stock or with respect to any security that includes, relates to, or derives any significant part of its value from such Common Stock.

Notwithstanding the foregoing, the undersigned may transfer shares of Common Stock (i) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound by the restrictions set forth herein or (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust agrees to be bound by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value.  For purposes of this Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.  In addition, notwithstanding the foregoing, if the undersigned is a corporation, the corporation may transfer the capital stock of the Company to any wholly-owned subsidiary of such corporation; provided, however, that in any such case, it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding such capital stock subject to the provisions of this Agreement and there shall be no further transfer of such capital stock except in accordance with this Agreement, and provided further that any such transfer shall not involve a disposition for value.

In addition, the undersigned hereby waives any and all notice requirements and rights with respect to registration of securities pursuant to any agreement, understanding or otherwise setting forth the terms of any security of the Company held by the undersigned, including any registration rights agreement to which the undersigned and the Company may be party, provided that such waiver shall apply only to the Public Offering, and any other action taken by the Company in connection with the Public Offering.  The undersigned hereby agrees that, to the extent that the terms of this Agreement conflict with or are in any way inconsistent with any registration rights agreement to which the undersigned and the Company may be a party, this Agreement supersedes such registration rights agreement.

The undersigned understands that whether or not the Public Offering actually occurs depends on a number of factors, including stock market conditions.  The Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation among the Company and the Underwriters.

The undersigned agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of shares of Common Stock or securities convertible into or exchangeable or exercisable for Common Stock held by the undersigned except in compliance with the foregoing restrictions.

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The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Agreement.  All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

Very truly yours,

(Signature)

(Name)

(Address)

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